UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 7, 2015

ROKWADER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51867	73-1731755
(Commission File Number)	(IRS Employer Identification No.)

21900 Burbank Blvd. 3rd Floor	Woodland Hills, California 91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-3675
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Rokwader, Inc. (the “Company”) on May 4, 2015 (the “May 4, 2015 Form 8-K”), the Company entered into a Securities Purchase Agreement (“SPA”) with Coco Partners, LLC, a Delaware limited liability company (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor (i) a maximum of 15,250,000 shares (the “Shares”)  of its common stock of the Company (the “Common Stock”) and (ii) a warrant to purchase an aggregate of 5,900,000 shares of Common Stock (the “Warrant”) for an aggregate maximum purchase price of $6,100,000 (the “Purchase Price”).   The Purchase Price is payable as follows: (a) $3,050,000 for 7,625,000 shares upon closing (the “Closing”) and (b) at the option of the Investor, the Investor purchase up to an additional 7,625,000 shares for $3,050,000 on or before June 30, 2015.

The Closing occurred on May 7, 2015.  The information set forth in the May 4, 2015 Form 8-K is incorporated herein by reference into this Item 1.01. On May 7, 2015, the Company issued a press release announcing the transactions disclosed above and a copy of which is attached herein as Exhibit 99.1 and incorporated herein by reference.

On May 7, 2015 the Company, the Investor and Mr. Yale Farar entered into an Escrow Agreement (the “Escrow Agreement”), pursuant to which the Company deposited 317,392 shares of Common Stock into an escrow account (the “Holdback Shares”) as security for certain indemnification obligations of the Company and Mr. Farar under the SPA in favor of the Investor.  The Holdback Shares will be held in an escrow account for a period of 12 months from the Closing, during which the Investor may be entitled, under certain circumstances, to offset any indemnifiable claims against the Holdback Shares.

The description of the SPA and the Escrow Agreement herein is qualified in its entirety by reference to the full text of the SPA and the Escrow Agreement, copies of which are filed as Exhibit 10.1 to the May 4, 2015 Form 8-K and Exhibit 10.1 to this Form 8-K, respectively, and are incorporated by reference herein.

Item 3.02.        Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.02.  The offer and sale of the Shares and Warrant under the SPA were made in reliance on the exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.  Such offer and sale were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Investor in connection with the offering.

Item 5.01         Changes in Control of Registrant

As a result of the consummation of the transactions contemplated under the SPA (the “Transactions”), the Investor acquired beneficial ownership of an aggregate of 21,150,000 shares of Common Stock of the Company, consisting of 15,250,000 shares Common Stock and a warrant to purchase an aggregate of 5,900,000 shares of Common Stock.  In addition, pursuant to the terms of the SPA, effective as of the Closing, (i) Mr. Yale Farar resigned his position as President of the Company; (ii) Mr. Gary Saderup resigned his positions as the Secretary of the Company and a director of the Board of Directors of the Company (the “Board”); and (iii) Mr. Wallace was appointed to serve as the Company’s Chief Executive Officer, Chief Financial Officer and Corporate Secretary and as a member of the Board.  As a result of the Transactions, the Investor beneficially owns approximately 86.7% of outstanding shares of Common Stock of the Company.  In addition, the Investor may acquire the Holdback Shares deposited in the escrow account under the Escrow Agreement in the event certain indemnification claims are triggered under the SPA.  The Investor is controlled by Gateway Advisors, Inc., which is the manager of the Investor (“Gateway”), and the President and sole stockholder of Gateway is Mr. Wallace.  As a result of the Transactions described above, a change in control of the Company has occurred.

The source of funds for the Purchase Price for the Shares and Warrant was the working capital of the Investor.   Currently there is no other agreement to effect further changes in control of the Company.  However, the Investor acquired the Shares and Warrant to facilitate an investment strategy in which shares of Common Stock of the Company may be used as acquisition currency by the Investor, along with cash, to acquire equity stake in other operating companies. Any resale and disposition of the Shares and the Warrant by the Investor in executing such strategy may result in further changes in control of the Company.

The information set forth in Item 1.01 herein and the May 4, 2015 Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers and Directors

In connection with the Closing and pursuant to the terms of the SPA, (i) Mr. Yale Farar resigned  his position as President of the Company effective immediately and (ii) Mr. Gary Saderup resigned his positions as the Secretary of the Company and a director of the Board, effective immediately.

Appointment of Officer and Directors

In connection with the Closing and pursuant to the terms of the SPA, the Board appointed Mr. Robert Wallace to serve as the Company’s Chief Executive Officer, Chief Financial Officer and Corporate Secretary and as a member of the Board, effective immediately.  The Board expects to appoint Mr. Wallace at a future date to serve on a standing committees of the Board.

Mr. Wallace is the Founder,  the Advisor, and currently serves on the Board of Directors of, Life Storage, L.P., a real estate platform company focused on the self-storage sector. Prior to that, Mr. Wallace has been an entrepreneur who has assisted or founded a number of private companies that have scaled rapidly, completed IPO, merger or acquisition exits. Mr. Wallace also previously served on the board of directors of certain of these companies subsequent to their public offerings, including Media Arts Group Inc., Zycon Corp., and International Family Entertainment, KMCI and Mr. Coffee. In addition, Mr. Wallace was appointed to serve on a Steering Committee of Interco, to direct its exit from bankruptcy. Wallace has also served on various non-profit, private school, and university boards.

Mr. Wallace is the President and sole stockholder of Gateway, which is the manager of the Investor, which is a party to the transactions contemplated under the SPA.  The information set forth in Item 1.01 herein and the May 4, 2015 Form 8-K is incorporated by reference into this Item 5.02.

Consulting Agreement

The SPA provides that within 30 days after the Closing, the Company will cause Latigo to enter into a consulting agreement with Mr. Steve Dorff, which will include as part of his compensation, 25% of Latigo’s publisher’s share of songs written by any current or new songwriters under contract to Latigo.

Item 9.0           Financial Statement and Exhibits.

(d)                     Exhibits.
Exhibit Number	Exhibit
4.1	Form of Warrant
10.1	Escrow Agreement dated May 7, 2015
99.1	Press release dated May 7, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 13, 2015	ROKWADER, INC.

By: /s/ Robert Wallace
	Name:	Robert Wallace
	Title:	Chief Executive Officer, Chief Financial Officer and Corporate Secretary